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                                                                 Exhibit 10.49

                              EMPLOYMENT AGREEMENT

         EMPLOYMENT AGREEMENT, dated as of __________, 1999 (this "Agreement"), by and between 7TH LEVEL, INC., a Delaware corporation (the "Company"), and ROBERT E. WEBSTER ("Employee").

                                    RECITALS

         WHEREAS, the Company desires to employ Employee as __________ of ViaGrafix on the terms and conditions hereinafter set forth and Employee desires to accept such employment.

         NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties agree as follows:

         1.       EMPLOYMENT.

                  1.1 Subject to the terms and conditions of this Agreement, the Company agrees to employ Employee during the Term (as defined in Section 2) as __________ of ViaGrafix. Employee shall report to the Chief Executive Officer of the Company and/or the President or Chief Operating Officer of the Company. As __________ of ViaGrafix, Employee shall be responsible for the __________ of ViaGrafix and shall perform such duties and responsibilities as are customarily performed by a __________ of a company the size and nature of ViaGrafix, and such other managerial duties and responsibilities with the Company which are appropriate for his position at the Company as, from time to time, may be assigned to him by the Chief Executive Officer of the Company and/or the President or Chief Operating Officer of the Company.

                  1.2 Subject to the terms and conditions of this Agreement, Employee hereby accepts employment as __________ of ViaGrafix and agrees to devote at least a majority of his working time and efforts (but no less than such time as is necessary to achieve the goals for ViaGrafix that are established by mutual agreement of the Employee and the Company) to the performance of services, duties and responsibilities in connection therewith (other than during periods of illness, disability or vacation).

                  1.3 Employee agrees, that if requested by the Company, Employee shall serve as a member of the Company's Board of Directors.

         2. TERM OF EMPLOYMENT. The term of this Agreement (the "Term") shall be for a period commencing on the date hereof and continuing through the _____ anniversary of the date hereof; subject to earlier termination in accordance with the terms and conditions contained in Section 6 hereof.

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         3. PLACE OF EMPLOYMENT. During the Term, Employee shall perform his services at the principal place of business of the Company's ViaGrafix subsidiary which will be located at One American Way, Pryor, Oklahoma 74361. Employee shall be furnished with office facilities and services suitable to his position and suitable for the performance of his duties. Employee acknowledges and agrees that in connection with his employment, however, he may be required to travel on behalf of the Company.

         4.       COMPENSATION.

                  4.1 SALARY. During the Term, the Company shall pay Employee a base salary ("Base Salary") at the rate of ________________ per annum (pro rated for the balance of fiscal 1999 ending December 31, 1999, and for any partial year during the Term). The Base Salary shall be payable in accordance with the ordinary payroll practices of the Company for its Employee officers but in no event less frequently than semi-monthly. The Base Salary shall be reviewed annually by the Board on or before the last day of each fiscal year, and may be increased in the sole discretion of the Board taking into account corporate and individual performance, any increase in Employee's responsibilities on account of acquisitions by, or the general growth of, ViaGrafix and general business conditions.

                  4.2 STOCK OPTIONS. As an inducement to Employee to enter into this Agreement, the Company has on the date hereof (the "Grant Date") granted to Employee options (the "Options") to purchase 600,000 shares of common stock, par value $.01 per share, of the Company ("Common Stock") exercisable at a price equal to the closing market price of the Common Stock on the Nasdaq Stock Market (as reported by The Wall Street Journal) at the Effective Time (as defined in the Merger Agreement). Pursuant to the terms of the grant, vesting of such Options shall occur as follows, provided the Employee is still then employed by the Company (except as set forth in Sections 7.1 and 7.3 hereof):

                  200,000 Options shall vest on the second anniversary of the
                     Grant Date;
                  200,000 Options shall vest on the third anniversary of the
                     Grant Date;
                  200,000 Options shall vest on the fourth anniversary of the
                     Grant Date.

         5.       EMPLOYEE BENEFITS.

                  5.1 EMPLOYEE BENEFIT PROGRAMS, PLANS AND PRACTICES. The Company shall provide Employee during the Term, with coverage under all employee benefit programs, plans and practices which the Company and ViaGrafix makes available from time to time to its senior employees, with at least the same opportunity to participate as the other senior employees of the Company and ViaGrafix including, without limitation, retirement, pension, profit sharing, medical, dental, hospitalization, life insurance, short and long term disability, accidental death and dismemberment and travel accident coverage.

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                  5.2 VACATION AND PERQUISITES. Employee shall be entitled to paid vacation and perquisites consistent with historical practices at ViaGrafix.


                  5.3 EXPENSES. Employee is authorized to incur reasonable expenses in carrying out his duties and responsibilities under this Agreement, (in accordance with the policies and procedures established from time to time by the Company) including, without limitation, entertainment and travel expenses (and the cost of living while away from home on business or at the request of, and in the service of the Company), and similar items related to such duties and responsibilities. The Company will reimburse Employee in full for all such out-of-pocket expenses upon presentation by Employee from time to time of a proper account of such expenditures in accordance with the policies and procedures established by the Board and applicable to employees of the Company.

         6.       TERMINATION OF EMPLOYMENT.

                  6.1 DISABILITY. If Employee shall fail during the Term, because of illness, physical or mental disability or other incapacity, for a period of 120 consecutive days or any 180 days in any 365 consecutive days, to render the services provided for by this Agreement or be adjudged an incompetent ("Disability"); provided that the date on which the Disability will be deemed to occur shall be such 120th day or 180th day, respectively, or the date on which Employee is adjudged an incompetent, as the case may be, the Company may terminate Employee's employment on not less than two (2) weeks written notice thereof, setting forth the facts and circumstances claimed to provide a basis for termination of Employee's employment under this Section 6.1.

                  6.2 DEATH. Employee's employment hereunder will terminate automatically if he should die.

                  6.3 TERMINATION FOR CAUSE. The Company shall have the right to terminate the employment of Employee with or without Cause (as hereinafter defined). The term "Cause," as used herein, shall mean (i) Employee's willful refusal or failure (other than during periods of illness, Disability or vacation) to perform his duties hereunder or under any lawful directive of the Board (consistent with the terms of this Agreement), (ii) Employee's willful misconduct or gross neglect in the performance of his duties hereunder, (iii) the willful breach of this Agreement by Employee, (iv) the conviction, plea of guilty or nolo contendre of Employee in respect of any felony, other than motor vehicle offenses, or for any misdemeanor constituting theft or embezzlement from the Company; provided that an indictment of Employee in such matters shall cause the Company to suspend Employee with pay until such matters are, to the Company's satisfaction, clarified or finalized, (v) other fraudulent action against the Company or (vi) any violation by Employee, or conduct by Employee that poses a substantial threat of causing the Company to violate, any statute, law, ordinance or regulation promulgated or enforced by any entity with jurisdiction over the Company or Employee, concerning employment

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discrimination or other employment-related wrongs. For purposes of this Section
6.3, no act, or failure to act, on Employee's part, will be considered "willful" unless done or omitted to be done by him not in good faith or without a reasonable belief that his action or omission was in furtherance of and in the best interests of the Company's business. Termination by the Company for Cause may be effected by written notice of the Company to Employee; provided, however, that if the Company determines to terminate the Employee's employment pursuant to clause (i) or (iii) hereof, the Company shall give the Employee written notice of the facts and circumstances providing Cause and shall allow Employee no less than twenty (20) days in the case of a proposed termination pursuant to clause (i) or (iii) above to remedy, cure or rectify the situation giving rise to Cause.

         7.       COMPENSATION UPON TERMINATION.

                  7.1 TERMINATION BY THE COMPANY WITHOUT CAUSE. If Employee's employment is terminated by the Company without Cause or by Employee for Good Reason (as defined below), Employee shall be entitled to (A) receive Employee's Base Salary and benefits as set forth in Section 5 to which Employee is entitled up to and including the effective date of Employee's termination of employment hereunder, (B) receive Employee's Base Salary paid consistent with the Company's payroll practices for nine (9) months and (C) vesting of Options held by Employee pro rata determined by the portion of the time period in the vesting schedule in Section 4.2 that has elapsed at the time of such termination. Employee also shall be entitled to receive, during the period he is being paid Base Salary under this Agreement, the benefits provided under Section 5.1; except to the extent that such continued participation is not permitted under the plan, program or practice or would cause the plan, program or practice to cease to be qualified under any applicable law or regulation. Notwithstanding the foregoing, nothing herein shall cause the Company to maintain Employee's status as an employee of the Company after termination.

                  7.2 TERMINATION BY EMPLOYEE WITHOUT GOOD REASON; TERMINATION BY THE COMPANY FOR CAUSE. If Employee's employment is terminated by the Company for Cause or by Employee without Good Reason, Employee shall be entitled to receive Employee's Base Salary and benefits as set forth in Section 5 to which Employee is entitled up to and including the effective date of Employee's termination of employment hereunder. After such termination of employment, the obligations of the Company under this Agreement to make any further payments, or to provide any benefits specified herein, to Employee shall thereupon cease and terminate.

                  7.3 TERMINATION UPON A CHANGE OF CONTROL. In the event of a "Change of Control", Employee shall become immediately and fully vested in all Options held by Employee. For purposes of this Agreement, a "Change of Control" shall mean that (i) any "person" (as such term is defined within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "1934 Act")), other than any person who as of the date hereof beneficially owns (as defined in Rule 13d-3 of the 1934 Act) directly or indirectly 15% or more of the Company's

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outstanding Common Stock or as of the date hereof is on, or has designated a member of, the Board, becomes a beneficial owner directly or indirectly of securities of the Company representing in excess of fifty percent (50%) of the Company's then outstanding securities having the right to vote for the election of directors, (ii) the Company shall have consummated the sale of all or substantially all of the assets of the Company, (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation (or other entity), other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; (iv) the stockholders of the Company approve a plan of complete liquidation of the Company; or (v) the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the date hereof, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company's stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the date hereof or whose appointment, election or nomination for election was previously so approved or recommended.

                  7.4 GOOD REASON. Employee shall be entitled to terminate his employment for "Good Reason." For purposes of this Agreement, "Good Reason" shall mean (without Employee's express prior written consent as a stockholder or otherwise) (i) failure by the Company to pay any compensation when due hereunder, (ii) any significant reduction by the Company of Employee's authorities, powers, functions, duties or responsibilities or the assignment of duties to Employee by the Chief Executive Officer of the Company inconsistent with Employee's position (except in connection with termination of Employee's employment for Cause, as a result of Disability, as a result of Employee's death or by Employee other than for Good Reason) or (iii) any material breach by the Company of any other material provision of this Agreement. If Employee desires to terminate his employment with the Company for Good Reason, he shall first give written notice of the facts and circumstances providing Good Reason to the Company, and shall allow the Company no less than twenty (20) days to remedy, cure or rectify the situation giving rise to Good Reason. If the Company does not remedy, cure or rectify such situation giving rise to Good Reason to the reasonable satisfaction of Employee, Employee shall be entitled to terminate his employment for Good Reason as of the expiration of such twenty day period.

                  7.5 NO SUBSTITUTION. Nothing contained in Section 7.1 shall be construed to represent a substitution for compensation already paid to or earned by Employee. In addition, Employee shall be entitled to receive all amounts in respect of the period prior to the date of termination otherwise payable herein (without double counting), including such payments provided for in Sections 4 and 5.

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         8.       NONDISCLOSURE.

                  8.1 (a) Employee agrees to keep confidential and, without the prior written approval of the Company, not to disclose, publish, use or authorize anyone else to disclose, publish, use, any confidential information, proprietary or technical information, and trade secrets, acquired by him in the course of his employment hereunder. For purposes of this Agreement, "Confidential Information" and "Trade Secrets" shall mean all information, computer software or programs and related documentation, concerning methods, practices, fabricated techniques, formulas, product design and development information, processes, technical plans, customer lists, pricing techniques, marketing plans, financial information of the Company and its subsidiaries and its dealers and all other compilations of information which relate to the business of, and are owned by, the Company and its subsidiaries and which have not been disclosed by the Company and its subsidiaries to the general public or which do not exist in the public domain. Employee acknowledges that, during the term of his employment hereunder, he will have access to and become familiar with Confidential Information and Trade Secrets that are owned by the Company and its subsidiaries. Employee agrees not to use in any way or disclose any of the Confidential Information and Trade Secrets, directly or indirectly, at any time after termination of his employment. All files, records, documents, information, data and similar items and documentation relating to the business of the Company and its subsidiaries, whether prepared by or otherwise coming into his possession, shall remain the exclusive property of the Company and its subsidiaries and shall not be removed from the premises of the Company and its subsidiaries under any circumstances without the prior written consent of the Company. If such materials are removed during employment, they shall be promptly delivered to the Company upon termination of employment.

                           (b) Employee agrees not to disclose and hereby
assigns to the Company (to the extent not already legally the property of the Company) all copyrights in any copyrightable works and all inventions and improvements made by him within the scope of his employment or that are otherwise made through the use of the Company or its subsidiaries' time, facilities or material. Employee will execute any and all assignments, applications or other documents deemed necessary by the Company to file for and obtain copyright registrations or patents, and to perfect and register the Company's title to, such copyrights, inventions or improvements and any applications or registrations relating thereto, when requested to by the Company at its expense.

                  8.2 Employee and the Company agree that the covenant of non-disclosure is a reasonable covenant under the circumstances, and further agree that if in the opinion of any court of competent jurisdiction such covenant is not reasonable in any respect, such court shall have the right, power and authority to excise or modify such provision or provisions of this covenant as to the court shall appear not reasonable and to enforce the remainder of this covenant as so amended. Employee agrees that any breach of the covenant contained herein would irreparably injure the Company. Accordingly, Employee hereby agrees that, in such event, the Company shall be entitled to obtain a temporary and/or permanent injunction to restrain any such breach or

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threatened breach or to obtain specific performance of any such provisions, all without prejudice to any and all other remedies which the Company may have at law or in equity.

         9. NOTICES. Any notice, request, demand or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given when delivered by hand, electronic transmission (with a copy following by hand or by overnight courier), by registered or certified mail, postage prepaid, return receipt requested or by overnight courier addressed to the other party. All notices shall be addressed as follows, or to such other address or addresses as may be substituted by notice in writing:

                  To the Company:

                           7th Level, Inc.
                           925 Westchester Avenue
                           White Plains, New York 10604
                           Attention: Chief Executive Officer
                           Fax No.: (914) 682-4440

                  with a copy to:

                           Swidler Berlin Shereff Friedman, LLP
                           919 Third Avenue
                           New York, New York 10022
                           Attention: Gerald Adler, Esq.
                           Fax No.: (212) 758-9526

                  To Employee:

                           Robert E. Webster
                           c/o ViaGrafix Corporation
                           One American Way
                           Pryor, Oklahoma 74361

                  with a copy to:

                           Johnson, Allen, Jones & Dornblaser, Inc.
                           900 Petroleum Club Building
                           601 S. Boulder
                           Tulsa, Oklahoma
                           Attention:  John B. Johnson, Jr., Esq.
                           Fax No.: (918) 584-6645

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Communications delivered by hand or by overnight courier shall be deemed received on the date of delivery; communications sent by electronic means shall be deemed received one (1) business day after the sending thereof, and communications sent by registered or certified mail shall be deemed received three (3) business days after the sending thereof.

         10. SEPARABILITY; LEGAL FEES. If any provision of this Agreement shall be declared to be invalid or unenforceable, in whole or in part, such invalidity or unenforceability shall not affect the remaining provisions hereof which shall remain in full force and effect. Each party shall bear the costs of any legal fees and other fees and expenses which may be incurred in respect of enforcing its respective rights under this Agreement.

         11. ASSIGNMENT. This contract shall be binding upon and inure to the benefit of the heirs and representatives of Employee and the assigns and successors of the Company. Neither this Agreement nor any rights hereunder shall be assignable or otherwise subject to hypothecation by Employee (except by will or by operation of the laws of intestate succession) or by the Company, except that the Company may assign this Agreement to any successor (whether by merger, acquisition of stock, purchase or otherwise) to all or substantially all of the assets or business of the Company, if such successor expressly agrees in writing to assume the obligations of the Company hereunder.

         12. AMENDMENT; WAIVER. This Agreement may only be amended by written agreement signed by the parties hereto. A waiver by the Company or Employee of a breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach by the other party.

         13. BENEFICIARIES; REFERENCES. Employee shall be entitled to select (and change, to the extent permitted under any applicable law) a beneficiary or beneficiaries to receive any compensation or benefit payable hereunder following Employee's death, and may change such election, in either case by giving the Company written notice thereof. In the event of Employee's death or a judicial determination of his incompetence, reference in this Agreement to Employee shall be deemed, where appropriate, to refer to his beneficiary, estate or other legal representative. Any reference to the masculine gender in this Agreement shall include, where appropriate, the feminine.

         14. SURVIVORSHIP. The respective rights and obligations of the parties hereunder shall survive any termination of this Agreement to the extent necessary to the intended preservation of such rights and obligations. The provisions of this Section 14 are in addition to the survivorship provisions of any other section of this Agreement.

         15. GOVERNING LAW. This Agreement shall be construed, interpreted and governed in accordance with the laws of the State of Oklahoma, without reference to rules relating to conflicts of law.

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         16. ENTIRE AGREEMENT. This Agreement and the Merger Agreement contain the entire understanding between Employee and the Company and supersede in all respects any prior or other agreement or understanding between the Company and Employee as to the matters set forth herein and therein. Except for the obligations specifically set forth herein and therein, the Company does not owe any obligations to Employee and Employee does not owe any obligations to the Company with respect to the matters set forth herein and therein.

         17. WITHHOLDING. The Company shall withhold from any payments due to Employee hereunder, all taxes, FICA or other amounts required to be withheld pursuant to any applicable law.

         18. HEADINGS. The section headings contained in this Agreement are for the convenience of reference only and shall not affect the construction of any provision of this Agreement.

         19. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which will be deemed an original but all of which together this shall constitute one and the same instrument.

                  [Remainder of page intentionally left blank.]

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         IN WITNESS WHEREOF, the parties hereto have caused this Employment
Agreement to be signed on the date and year first above written.

                                   7TH LEVEL, INC.


                                   By:
                                      ------------------------------------------
                                      Name:
                                      Title:


                                   EMPLOYEE


                                   ---------------------------------
                                   Robert E. Webster